                                                                     Exhibit 2.4

                              SETTLEMENT AGREEMENT
                                      AMONG
                       THE PROVIDENCE SERVICE CORPORATION
                                       AND
                                 RICHARD LITTLE,
                                 PARKER NIELSEN,
                                 ROBERTA NIELSEN
                                       AND
                                   KAREN PERCY




--------------------------------------------------------------------------------

                                 March 25, 1999

--------------------------------------------------------------------------------

                              SETTLEMENT AGREEMENT

     This Settlement Agreement ("Agreement") is entered into this 25th day of March, 1999 among The Providence Service Corporation, a Delaware corporation ("Providence"), and Richard P. Little ("Mr. Little"), Parker Nielsen ("Mr. Nielsen"), Roberta Nielsen ("Ms. Nielsen") and Karen Percy ("Ms. Percy") in their individual capacities (individually, a "Selling Stockholder" and collectively, the "Selling Stockholders").

     WHEREAS, pursuant to a Stock Purchase Agreement, dated as of November 26, 1997, among Providence, Family Preservation Services, Inc., a Virginia corporation ("FPS"), and the Selling Stockholders (the "Stock Purchase Agreement"; capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Stock Purchase Agreement), the Selling Stockholders sold to Providence for the consideration set forth therein the FPS Shares, constituting all of the issued and outstanding shares of capital stock of FPS;

     WHEREAS, Providence and the Selling Stockholders have a dispute with respect to the alleged breach of Section 2.4 of the Stock Purchase Agreement in connection with certain financial statements and financial information in respect of FPS provided to Providence by the Selling Stockholders and certain actions taken by certain of the Selling Stockholders in connection with their efforts to comply with the last sentence of Section 2.10 of the Stock Purchase Agreement (the "Claims"); and

     WHEREAS, the parties mutually desire and agree, among other things, to settle the Claims amicably without admitting or denying any fact or issue related to the Claims and in full satisfaction of any indemnification obligations of the Selling Stockholders related thereto;

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Each of the Selling Stockholders shall retain the $1,570,000 aggregate amount of cash paid to him or her, as the case may be, under Section 1.2.1 of the Stock Purchase Agreement.

     2. Each of the Selling Stockholders hereby forfeits all of his or her rights and claims to receive any portion of the Deferred Payments of $500,000 as set forth in Section 1.2.1 and Section 1.2.2 of the Stock Purchase Agreement.

     3. Each of the Selling Stockholders hereby forfeits all of his or her rights and claims to receive the Earn-Out Amount as set forth in Section 1.2.3 of the Stock Purchase Agreement.

     4. Each of the Selling Stockholders hereby cancels the Promissory Note issued to him or her, as the case may be, pursuant to Section 1.2 of the Stock Purchase Agreement and hereby forfeits any rights or claims he or she may have in respect thereof.

     5. Each of the Selling Stockholders hereby forfeits the following number of Buyer Shares:

                   Selling Stockholder               Buyer Shares
                   -------------------               ------------

                       Mr. Little                       311,815

                       Mr. Nielsen                       41,300

                       Ms. Nielsen                       41,300

                       Ms. Percy                         18,585
                                                      ---------

                       Total                            413,000

     Upon execution of this Agreement, each Selling Stockholder agrees that he or she will promptly deliver to Providence (i) his or her stock certificate or certificates (together with a stock power) for the full number of shares delivered to him or her at the Closing (the "Returned Stock Certificates") and
(ii) his or her Promissory Note (together with a note power) delivered to him or her at the Closing. Upon receipt of such Returned Stock Certificate and stock power from each Selling Stockholder, Providence will reissue to each Selling Stockholder in lieu of the Returned Stock Certificate, a stock certificate evidencing the following number of Buyer Shares:

                   Selling Stockholder               Buyer Shares
                   -------------------               ------------

                       Mr. Little                       132,125

                       Mr. Nielsen                       17,500

                       Ms. Nielsen                       17,500

                       Ms. Percy                          7,875
                                                      ---------

                       Total                            175,000

     6. On the date hereof, Providence shall issue to each Selling Stockholder a convertible promissory note, dated as of the date hereof (individually, a "New Promissory Note" and collectively, the "New Promissory Notes"), each in the following principal amounts: (i) Mr. Little: $457,500, (ii) Mr. Nielsen:
$50,000, (iii) Ms. Nielsen: $50,000 and (iv) Ms. Percy: $22,500. The aggregate principal amount of the New Promissory Notes shall equal $580,000. Each of Providence and Mr. Little hereby acknowledges that $80,000 of the $457,500 principal amount payable to him under the New Promissory Note issued to him constitutes full repayment and reimbursement of all loans or advances made to FPS or any of its affiliates individually by Mr. Little (other than pursuant to the Promissory Note cancelled by him pursuant to Section 4 hereof).

     7. Section 5.1 of the Stock Purchase Agreement is hereby amended to delete the final sentence thereof and replace it with the following:

          The maximum limit for the indemnification by Sellers provided herein shall not exceed the aggregate amount of: (i) cash received by Sellers pursuant to the provisions of paragraphs 1.2.1 (cash portion thereof), and (ii) the principal amount and accrued interest under each of the Convertible Promissory Notes issued March 25, 1999 (the "New Promissory Notes") to each Seller.

     8. Each of the Selling Stockholders, hereby consents and agrees to the following in connection with the Amended and Restated Stockholders Agreement, dated as of October 14, 1998, among Providence and the stockholders party thereto (as amended, modified or supplemented, the "Stockholders Agreement"):

          (a) Each Selling Stockholder hereby agrees to execute a counterpart to the Stockholders Agreement whereupon such person shall be bound by the Stockholders Agreement with respect to the Buyer Shares owned by such person and any Buyer Shares issuable upon conversion of the New Promissory Note held by such person.

          (b) Each Selling Stockholder hereby acknowledges that he or she is not a Management Stockholder as defined in the Stockholders Agreement.

          (c) Each Selling Stockholder hereby acknowledges, that notwithstanding Section 3 of the Stockholders Agreement, he or she will, in the event of any Transfer (as such term is defined in the Stockholders Agreement) of his or her Buyer Shares, cause such transferee to execute and deliver to Providence a counterpart to the Stockholders Agreement whereupon such transferee shall be bound by the Stockholders Agreement, and cause any such transferee to agree in writing to cause his, her or its transferee to agree to execute such a counterpart in the event he, she or it elects to effect a Transfer (as such term is defined in the Stockholders Agreement).

          (d) Each of the Selling Stockholders hereby agrees to waive any and all of his or her rights under Section 2 (Election of Directors; Voting), Section 3 (Future Stockholders), Section 4 (Limitations on Transfers), Section 5 (Co-Sale) and Section 6 (First Offer Rights to the Stockholders) of the Stockholders Agreement in connection with (i) the execution of a management services agreement with Rio Grande Behavioral Health Services, Inc. ("Rio Grande") or any of its affiliates, (ii) the issuance of Equity Securities to Rio Grande or any of its affiliates, (iii) the financing of any transactions effected in connection with such management services agreement (including the issuance of Equity Securities to any person providing such financing) and (iv) any transaction Providence may enter into in connection with such management services agreement.

     9. Providence hereby agrees to pay an amount equal to $10,000 to the Selling Stockholders as reimbursement for their attorneys' fees and expenses.

     10. Except as expressly provided herein, Providence hereby agrees the Non-Competition and Non-Solicitation Agreement, dated as of November 26, 1997, among Providence, FPS and Mr. Little (the "Non-Competition Agreement") will remain in full force and effect in accordance with its terms. Providence and Mr. Little hereby acknowledge that for purposes of the Non-Competition Agreement, the Termination Date (as such term is defined in the Non-Competition Agreement) shall be deemed to be May 1, 1998. Mr. Little hereby acknowledges and agrees that as of the date hereof, eight (8) monthly payments of $8,191.78 remain to be paid, of which the last payment shall be on November 26, 1999. Mr. Little acknowledges and agrees that such payments shall be deemed to be in full satisfaction of all of the Company's obligations under Section 4 of the Non-Competition Agreement.

     11. Providence hereby agrees to provide the Selling Stockholders' accountants with commercially reasonable access during regular business hours (upon two (2) days written notice) to FPS financial records necessary for the completion and filing of federal and state tax returns of FPS for 1997 and for any amended tax returns for the fiscal years prior to 1997. Such financial records shall be made available to the Selling Stockholders' accountants at the Bowman Center, 3330 Bourbon Street, Fredericksburg, Virginia 22408.

     12. Providence and each of the Selling Stockholders hereby agree that each of the forfeitures, cancellations, issuances and payments to be made pursuant to paragraphs 2, 3, 4, 5, 6 and 9 hereof shall be deemed to be an adjustment to the purchase price of FPS Shares originally paid to the Selling Stockholders by Providence on November 26, 1997 pursuant to the Stock Purchase Agreement.

     13. Mr. Little hereby acknowledges that he is not a director or an officer of either Providence, FPS, or any of their affiliates, and in the event that he is deemed to be a director or officer, hereby resigns all such positions, effective immediately.

     14. Providence, along with and for its predecessors, successors, agents, employees, shareholders, members, parent and subsidiary companies, affiliated companies, affiliated partnerships, officers, directors, and assigns (collectively, the "Releasors"), hereby releases and forever discharges each Selling Stockholder, together with his or her respective successors, heirs, executors, personal representatives and assigns (collectively, the "Releasees"), of and from any claim, demand, action, suit, proceeding, investigation, cause of action, litigation or judgment arising out of or in connection with each Releasee's obligations to any Releasor under the Claims and any and all matters, including any actual or potential claims related to the Claims; and any and all manner of claims, demands, actions, causes of actions, suits, judgments, debts, sums of money, damages and demands whatsoever, relating to the Claims from the beginning of the world to the date hereof (the "Released Claims"). The Releasors covenant that they will not make, assert or maintain against any of the Releasees any claim, demand, action, suit or proceeding for the Released Claims.

     15. Each Selling Stockholder, along with and for his or her respective successors, heirs, executors, personal representatives and assigns (collectively, the "Selling Stockholder Releasors"), hereby releases and forever discharges Providence, FPS, and EOS Partners SBIC, L.P., together with their respective predecessors, successors, agents, employees, shareholders, partners, members, parent and subsidiary companies and partnerships, affiliated companies or limited liability companies, affiliated partnerships, officers, directors, and assigns (collectively, the "Providence Releasees"), of and from any claim, demand, action, suit, proceeding, investigation, cause of action, litigation or judgment arising out of or in connection with (i) Sections 1.2.1 (other than the right to retain the $1,570,000 cash referenced in Section 1 hereof), 1.2.2 and
1.2.3 of the Stock Purchase Agreement, the Promissory Notes and all loans or advances made to FPS or any of its affiliates individually by Mr. Little, and any and all matters, including any actual or potential claims related thereto; and any and all manner of claims, demands, actions, causes of action, suits, judgments, debts, sums of money, damages and demands whatsoever, relating thereto from the beginning of the world to the date hereof and (ii) the Amended and Restated Stockholders Agreement, dated as of October 14, 1998 (as amended), among The Providence Service Corporation and the stockholders party thereto, and any and all matters, including any actual or potential claims related thereto; and any and all manner of claims, demands, actions, causes of action, suits, judgments, debts, sums of money, damages and demands whatsoever, relating thereto from the beginning of the world to the date hereof (collectively, the "Selling Stockholder Released Claims"). The Selling Stockholder Releasors covenant that they will not make, assert or maintain against any of the Providence Releasees any claim, demand, action, suit or proceeding for the Selling Stockholder Released Claims.

     16. Except as otherwise provided in this Section 16, the parties hereto each agree that he, she or it shall not, and shall cause any of their respective affiliates not to, (i) disclose the existence, terms or contents of this Agreement to anyone (except their respective attorneys, accountants or financing sources after apprising such persons of the confidential nature thereof or as shall be required by law) without obtaining the prior written consent of, in the case of the Releasees, Providence, and in the case of the Releasors, Mr. Little, which consent shall not be unreasonably withheld or (ii) disparage (whether orally, in writing or otherwise) the other parties hereto. In the event that any of the Releasees or Releasors is required by subpoena or order, judgment or decree of a court of competent jurisdiction or similar adjudicatory tribunal to disclose the existence, terms or contents of this Agreement, the Releasees or Releasors (as applicable) shall, prior to such disclosure, promptly notify, in the case of the Releasees, Providence, and in the case of the Releasors, Mr. Little, thereof in writing to enable Providence or Mr. Little (as applicable) the opportunity to seek a protective order or other appropriate remedy. The Releasors and Releasees (as applicable) shall cooperate and use their reasonable efforts to assist Providence or Mr. Little (as applicable) in obtaining such protective order or other appropriate remedy. The Releasees expressly consent to the disclosure of the existence, terms or contents of this Agreement to the extent required, in the reasonable judgment of the Releasors, by the federal, state, or foreign securities laws, or in connection with any offering document or registration statement distributed in connection with any financing by the Releasors and to any oral disclosure that the Releasors conclude is necessary in connection with any oral presentation or other marketing efforts relating to any offering by the Releasors or any affiliate of its respective equity or debt securities. The Releasors and the Releasees expressly consent to the disclosure of the existence, terms and contents of this Agreement to the extent required, in the reasonable judgment of the Releasees or Releasors, as the case may be, to the federal and state tax authorities.

         17. Each Selling Stockholder jointly and severally represents and warrants to Providence that each such party has all requisite power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby; this Agreement constitutes a legal, valid and binding obligation of each such party, enforceable in accordance with the terms set forth herein; that the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the compliance by each such person with the provisions hereof will not violate or conflict with any law, rule, regulation, contract or other instrument by which he or she or any of his or her assets are bound; and that no consent, approval or authorization of, or declaration to or filing with, any person is required for the valid authorization, execution and delivery by such party of this Agreement or for the consummation of the transactions contemplated hereby which has not been obtained prior to the date hereof.

         18. Providence represents and warrants to the Selling Stockholders that it has all requisite corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby; that the execution, delivery and performance of this Agreement by it has been duly authorized by all requisite corporate action, and that this Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with the terms set forth herein; that its execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and its compliance with the provisions hereof will not violate any provision of its articles or certificate of incorporation or bylaws or conflict with any law, rule, regulation, contract or other instrument by which it or any of its assets is bound; and that no consent, approval or authorization of, or declaration to or filing with, any person is required for the valid authorization, execution and delivery by it of this Agreement or for its consummation of the transactions contemplated hereby which has not been obtained prior to the date hereof.

         19. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by, enforced and construed in accordance with the laws of the State of Arizona without giving effect to any choice or conflict of law, provision or rule (whether in the State of Arizona or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Arizona. In furtherance of the foregoing, the internal law of the State of Arizona will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ARIZONA OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA (TUCSON, DIVISION). THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF ARIZONA AND OF THE

UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA (TUCSON, DIVISION) FOR THE PURPOSE OF SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL AND NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE PARTIES FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ARIZONA. THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO SUCH PARTY OR SUCH PARTY'S PROPERTY, SUCH PARTY, TO THE EXTENT PERMITTED BY LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF SUCH PARTY'S OBLIGATIONS.

         20. This Agreement may only be amended pursuant to an instrument signed by the parties hereto. The waiver by Providence or the Selling Stockholders of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any breach of any other provision.

         21. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of Providence and the Selling Stockholders and their respective heirs, executors, personal representatives, successors and assigns.

         22. This Agreement constitutes the entire understanding and agreement between the parties hereto concerning the subject matter hereof, subject to
Section 10 and Section 26 (in so far as such sections provide that certain agreements shall remain in full force and effect). All negotiations between the parties hereto are merged into this Agreement, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein and to be delivered hereunder.

         23. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction shall be applied against any party.

         24. This Agreement is entered into as a full compromise and settlement of disputed claims and potential claims. The Selling Stockholders, by their willingness to enter into this Agreement, are not admitting and, in fact, expressly deny, that they are or may be liable to any person or entity for such claims or potential claims. Providence, by its willingness to enter this Agreement, is not admitting that it is not entitled to more and greater recovery from the Selling

Stockholders or any other person or entity for matters related to such claims.

         25. THE PARTIES HERETO ACKNOWLEDGE THAT THIS AGREEMENT HAS BEEN NEGOTIATED AND AGREED UPON WITH A FULL UNDERSTANDING OF THE TERMS OF THIS AGREEMENT AND EACH PARTY HAS HAD THE FULL OPPORTUNITY TO SEEK AND TO BE FULLY ADVISED BY COMPETENT COUNSEL OF HIS, HER OR ITS CHOICE.

         26. Except as expressly provided herein, nothing in this Agreement should be construed in any way as altering the terms of the Stock Purchase Agreement, which remains in full force and effect.

         27. In any legal action concerning the rights or obligations of the parties under this Agreement, the prevailing party (or parties) in such legal action shall be entitled to recover his, her or its costs and reasonable attorney's fees.

                                                  THE PROVIDENCE SERVICE
                                                     CORPORATION

                                                  By:  /s/ Fletcher McKusher
                                                       -------------------------
                                                       Name:  Fletcher McKusher
                                                              -----------------
                                                       Title: CEO

STATE OF   Arizona
         ----------------------)
                                                   ss
CITY/COUNTY OF PIMA
               ----------------)

         On the 19th day of March 1999, before me appeared the person executing the foregoing instrument, as proved to me to be on the basis of satisfactory evidence the person who executed the foregoing instrument as an officer of The Providence Service Corporation, the corporation signatory to such instrument, who being by me duly sworn, did depose and say that he/she is an officer of said corporation which executed the foregoing instrument; that said instrument is signed on behalf of such corporation; and that he/she acknowledged said instrument to be the free act and deed of said corporation.

                                                      /s/ James W. Zeeb
                                                      --------------------------
                                                      Notary Public

[SEAL]

OFFICIAL SEAL
JAMES W. ZEEB
NOTARY PUBLIC, ARIZONA
PMIA COUNTY
My Comm. Expires Oct. 5, 2001

                                             RICHARD P. LITTLE

                                               /s/ Richard P. Little
                                             -----------------------------------

STATE OF  Virginia                  )
        ----------------------------
                                         ss
CITY/COUNTY OF   Fredericksburg     )
               ---------------------

     On the 25 day of March 1999, before me appeared the person executing the foregoing instrument, as proved to me to be on the basis of satisfactory evidence the person who executed the foregoing instrument as Richard P. Little, a signatory to such instrument, who being by me duly sworn, did depose and say that he is such person who executed the foregoing instrument.

                                                     /s/
                                                     ---------------------------
                                                     Notary Public

[SEAL]

My commission expires:    9-30-2002
                       ---------------

                                                     PARKER NIELSEN

                                                     /s/ Parker Nielsen
                                                     ---------------------------

STATE OF  Virginia                  )
        ----------------------------
                                        ss
CITY/COUNTY OF   Fredericksburg     )
               ---------------------

     On the 25 day of March 1999, before me appeared the person executing the foregoing instrument, as proved to me to be on the basis of satisfactory evidence the person who executed the foregoing instrument as Parker Nielsen, a signatory to such instrument, who being by me duly sworn, did depose and say that he is such person who executed the foregoing instrument.

                                                     /s/
                                                     ---------------------------
                                                     Notary Public

[SEAL]

My commission expires:    9-30-2002
                       ---------------

                                                     ROBERTA NIELSEN

                                                     /s/ Roberta Nielsen
                                                     ---------------------------

STATE OF  Virginia                  )
        ----------------------------
                                          ss

CITY/COUNTY OF   Fredericksburg     )
               ---------------------

         On the 25 day of March 1999, before me appeared the person executing the foregoing instrument, as proved to me to be on the basis of satisfactory evidence the person who executed the foregoing instrument as Roberta Nielsen, a signatory to such instrument, who being by me duly sworn, did depose and say that she is such person who executed the foregoing instrument.

                                                      /s/
                                                     ---------------------
                                                     Notary Public

[SEAL]

My commission expires:    9-30-2002
                       ---------------------

                                                     KAREN PERCY

                                                     /s/ Karen Percy
                                                     ---------------------

STATE OF  Virginia                  )
        ----------------------------
                                          ss

CITY/COUNTY OF   Fredericksburg     )
               ---------------------

         On the 25 day of March 1999, before me appeared the person executing the foregoing instrument, as proved to me to be on the basis of satisfactory evidence the person who executed the foregoing instrument as Karen Percy, a signatory to such instrument, who being by me duly sworn, did depose and say that she is such person who executed the foregoing instrument.

                                                      /s/
                                                     ----------------------
                                                     Notary Public

[SEAL]

My commission expires:    9-30-2002
                       ---------------------

         The undersigned, being a party to the Stock Purchase Agreement, hereby agrees to and acknowledges the foregoing Agreement.

                                              FAMILY PRESERVATION SERVICES, INC.

                                              By:  /s/ Craig A. Norris
                                                   -----------------------------
                                                   Name:  Craig A. Norris
                                                   Title: President

STATE OF  Va                          )
        ------------------------------
                                                ss
CITY/COUNTY OF   Spot                 )
               -----------------------

         On the 25 day of March 1999, before me appeared the person executing the foregoing instrument, as proved to me to be on the basis of satisfactory evidence the person who executed the foregoing instrument as an officer of Family Preservation Services, Inc., the corporation signatory to such instrument, who being by me duly sworn, did depose and say that he/she is an officer of said corporation which executed the foregoing instrument; that said instrument is signed on behalf of such corporation; and that he/she acknowledged said instrument to be the free act and deed of said corporation.

                                                      /s/
                                                     -------------------------
                                                     Notary Public

[SEAL]

My commission expires:  January 31, 2000
                        -----------------------